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                                  Exhibit 23





             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The Board of Directors
RSI Holdings, Inc.
Greenville, South Carolina

We hereby consent to the use of our report dated January 22, 1996 with respect to the financial statements of CambridgeBanc, Inc. included in this current report on Form 8-K/A dated November 4, 1996.


                                        /s/ Elliott, Davis & Company, L.L.P.


Greenville, South Carolina
January 10, 1997





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